Exhibit 99.1

PRESS RELEASE

First Community Bancorp (NASDAQ: FCBP)	Foothill Independent Bancorp (NASDAQ: FOOT)

Contact: Matthew P. Wagner President and Chief Executive Officer 120 Wilshire Boulevard Santa Monica, California 90401 Phone: (310) 458-1521 x271	Contact: George E. Langley President and Chief Executive Officer 510 South Grand Avenue, 2d Floor Glendora, CA 91741 Phone: (626) 963-8551

FOR IMMEDIATE RELEASE	APRIL 20, 2006

FIRST COMMUNITY BANCORP AND FOOTHILL INDEPENDENT BANCORP
SHAREHOLDERS APPROVE ACQUISITION OF FOOTHILL BY FIRST
COMMUNITY BANCORP

— Transaction Expected to Close in First Half of May —

—Shareholders of First Community also approved the issuance of shares of First

Community common stock to Foothill stockholders—

—First Community shareholders also elected First Community’s slate of directors and approved all other management proposals -

Rancho Santa Fe, California . . . First Community Bancorp (Nasdaq: FCBP) announced today that at its Annual Shareholders Meeting, held on April 19, 2006, shareholders approved the acquisition of Foothill Independent Bancorp and the issuance of shares of First Community common stock to be issued to Foothill stockholders in connection with the transaction.

Foothill Independent Bancorp (Nasdaq: FOOT) separately announced that at its Special Meeting of Stockholders, held on April 19, 2006, its stockholders approved the acquisition proposal by First Community.

On December 15, 2005, First Community and Foothill announced that they had entered into an Agreement and Plan of Merger providing for a merger of Foothill Independent Bancorp with and into First Community, pursuant to which Foothill’s stockholders would receive shares of First Community common stock for their Foothill shares and Foothill’s option holders would receive cash for their Foothill options, with an aggregate value of approximately $238 million. Foothill had $798.7 million in assets at December 31, 2005, and twelve branches across Los Angeles, Riverside and San Bernardino Counties. Immediately following the completion of the merger, Foothill Independent Bank, Foothill’s wholly-owned bank subsidiary, will be merged into Pacific Western National Bank, one of First Community’s wholly-owned bank subsidiaries. Subject to regulatory approval, Foothill’s Temecula branch will be transferred to First National Bank, another wholly-owned subsidiary of First Community.

Pending receipt of final regulatory approval, First Community and Foothill currently expect that the transaction will close in the first half of May 2006. Following the completion of the transaction, George Langley, President and CEO of Foothill, will join First Community’s Board of Directors. Additionally, upon completion of the transaction, Casey “Joe” Cecala, Foothill’s Executive Vice President and Chief Credit Officer, has agreed to join Pacific Western as President of its Inland Empire Region.

First Community Shareholders Elect Directors and Approve Other Proposals

First Community also reported that at its annual meeting the ten directors nominated for election were all elected by the shareholders and that all other proposals submitted for shareholder approval were approved. Shareholders approved amending First Community’s articles of incorporation to increase the authorized shares of common stock from 30 million shares to 50 million shares. Additionally, First Community’s shareholders approved amending and restating First Community’s 2003 Stock Incentive Plan to authorize the issuance of up to 3.5 million shares under the plan.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $3.7 billion in assets as of March 31, 2006, with two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank. Through the banks’ 48 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western has 35 branches located in Los Angeles, Orange, Riverside and San Bernardino Counties, and in San Francisco, California and First National Bank has 13 branches across San Diego County. Through its subsidiary First Community Financial, First National provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding First Community Bancorp is available on the Internet at www.firstcommunitybancorp.com. Information regarding Pacific Western National Bank and First National Bank is also available on the Internet at www.pacificwesternbank.com and www.banksandiego.com, respectively.

ABOUT FOOTHILL INDEPENDENT BANCORP

Foothill Independent Bancorp is a one-bank holding company that owns and operates Foothill Independent Bank, which currently operates 12 commercial banking offices in Los Angeles, San Bernardino and Riverside Counties. Foothill Independent Bank has consistently earned the highest ratings for safety and soundness from such bank rating firms as Findley Reports, Bauer Financial Services, and Veribanc.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about First Community and Foothill Independent Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community or Foothill. First Community and Foothill caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation;  revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which First Community or Foothill operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect First Community’s or Foothill’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the Company’s trust preferred securities; changes in the securities markets and other risks that are described in First Community’s and Foothill’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community’s or Foothill’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Neither First Community nor Foothill assumes any obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read First Community Bancorp’s or Foothill Independent Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by First Community or Foothill with the SEC. The documents filed by First Community with the SEC may be obtained at First Community Bancorp’s website at www.firstcommunitybancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First Community by directing a request to: First Community Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821. Attention: Investor Relations. Telephone 714-671-6800.

The documents filed by Foothill Independent Bancorp with the SEC may be obtained free of charge at Foothill’s website at www.foothillbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Foothill by requesting them in writing to Foothill Independent Bancorp, 510 South Grand Avenue, 2d Floor, Glendora, CA 91741, Attention: Susan Hickam, Vice President — Investor Relations, or by telephone at Phone: (909) 599-9351.